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                  Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated May 19, 1995 on the statutory basis financial statements of American Partners Life Insurance Company (a wholly-owned subsidiary of IDS Life Insurance Company) for the APL Variable Annuity Account 1 to be offered by the American Partners Life Insurance Company, in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 File No. 33-57731) being filed under the Securities Act of 1933 and (Form N-4 File No. 812-9484) being filed under the Investment Company Act of 1940.



Ernst & Young LLP

Minneapolis, Minnesota
October 25, 1995